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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statements of Alkermes, Inc. on Form S-8 (File Nos. 33-44752, 33-58330 and 33-97468) of our report dated May 24, 1996, appearing in this Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1996.




DELOITTE & TOUCHE LLP
Boston, Massachusetts
June 25, 1996